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                                                           EXHIBIT 10.4



                         1997 STOCK OPTION AND INCENTIVE PLAN
               FOR THE OFFICERS, INDEPENDENT DIRECTORS AND EMPLOYEES OF
                            AMERICAN FAMILY HOLDINGS, INC.
                                         AND
                                      AFFILIATES



    1. PURPOSE. Subject to stockholder approval, American Family Holdings, Inc., a Delaware corporation (the "Company"), has adopted the 1997 Stock Option and Incentive Plan for the Officers, Independent Directors and Key Employees of American Family Holdings, Inc. and Affiliates (the "Plan"), effective September __, 1997. The purpose of the Plan is to assist the Company, and its Affiliates, in recruiting and retaining highly qualified individuals and in furnishing such individuals with added incentive for high levels of performance. For purposes of the Plan, an Affiliate is any "parent corporation" or "subsidiary corporation," as such terms are defined in
Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to grant options that qualify as incentive stock options under the Code and options that do not so qualify, and to grant Common Stock subject to restrictions ("Restricted Stock") determined by the Administrator.

    2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") until the Company has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, thereafter, by a committee (the "Committee") appointed by the Board, consisting of two or more directors, each of whom is a "disinterested person" within the meaning of paragraph (c)(2)(i) of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code. The entity administering the Plan, whether it be the Board or the Committee, is herein referred to as the "Administrator." The Administrator shall have full discretionary authority to construe and interpret the Plan, to prescribe rules and "regulations" relating to the Plan, and to make all determinations necessary or advisable for the administration of the Plan.

    3. ELIGIBILITY. The individuals who shall be eligible to receive options or awards hereunder shall be such key employees and directors of the Company, or its Affiliates, as the Administrator may select. Non-employee directors of the Company shall be eligible to receive options only under this Plan and only as provided in Section 5.1 (d) hereof.

    4.   STOCK SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Section 8, the stock subject to the Plan shall be Common Stock of the Company, $0.001 par value per share. The aggregate number of such shares which may be issued upon exercise of options or Restricted Stock rights granted under the Plan shall not exceed 185,000 shares. Exclusive of the number of shares available for incentive stock options which shall be fixed at a maximum of 25,000 shares until increased by vote of the stockholders, such aggregate number (subject to limitations on authorized shares of Common Stock in the Company's Articles of Incorporation) shall be automatically adjusted upward, if necessary, on the first business day of each calendar year, commencing 1999, to the nearest whole number of shares that equals ten percent of the

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Company's outstanding Common Stock on a fully diluted basis on the date of adjustment. If options granted hereunder terminate without having been exercised in full, the unpurchased shares subject thereto shall again be available under the Plan. Unless otherwise provided by applicable law, stock that is Restricted Stock under Section 7 hereof which is reacquired by the Company pursuant to Section 7.7 hereof may again be available under the Plan if the Administrator so determines.

    5.   STOCK OPTIONS

         5.1 (a) The Committee shall from time to time, in its absolute discretion:

                    (i) Select from among the key employees of the Company or its Affiliates, such of them as in its opinion should be granted options;

                   (ii) Determine the number of shares to be subject to such options granted to the selected key employees;

                  (iii) Determine whether such options are to be incentive stock options or non-qualified stock options; and

                   (iv) Determine the terms and conditions of such options, consistent with this Plan.

              (b) Upon the selection of a key employee to be granted an option, the Committee shall instruct the Secretary of the Company to issue the option and may impose such conditions on the grant of the option as it deems appropriate.

              (c) Subject to Section 12.2(b) hereof, any incentive stock option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

              (d) When a person is initially elected to the Board as an Independent Director (as hereafter defined) after the adoption of this Plan, each such Independent Director automatically shall be granted an option to purchase 2,500 shares of Common Stock (subject to adjustment as provided in Section 8) on the date of his or her election to the Board. During the term of the Plan, each then current Independent Director shall automatically be granted, on January 1 of each year, an option to purchase 2,500 shares of Common Stock (subject to adjustment as provided in Section 8). Members of the Board who are employees of the Company or its Affiliates who subsequently retire from the Company and remain on the Board may not receive an initial option grant pursuant to the first sentence of tis Section 5.1(d), but to the extent they are otherwise eligible, will receive after retirement from the Company options as described in the preceding sentence. None of the foregoing option grants authorized by this Section 5.1(d) shall be incentive stock options. For purposes of the Plan, "Independent Director" means a member of the Board who is not an employee of the Company or its Affiliates.

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         5.2  The purchase price of the shares of stock subject to options shall not be less than 100% of the fair market value of such shares on the date the options are granted. Such fair market value shall be determined as follows: (i) if the shares of Common Stock are listed or admitted to trading on any securities exchange or the NASDAQ/National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ/National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ/National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the fair market value of the shares of Common Stock shall be determined by the Administrator acting in good faith on the basis of such quotation and other information as it considers, in its reasonable judgment, appropriate.

         5.3 The purchase price shall be paid in full upon exercise of an option either in cash or, to the extent authorized by the Administrator, by delivery of stock of the Company duly endorsed for transfer. The fair market value of any stock so delivered shall be determined in accordance with
Section 5.2. However, the Administrator may assist any optionee (including an optionee who is an officer or director) in the exercise of options under the Plan, including the satisfaction of any federal and state income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Company to such optionee, (ii) permitting the optionee to pay the option price in installments over a period of years, or
(iii) authorizing a guarantee by the Company of a third party loan to the optionee, with or without security or interest.

         5.4 Each option shall have a term of ten years or such shorter term as may be fixed by the Administrator. Options may be exercised at such times and for such number of shares as determined by the Administrator. Unless otherwise specified by the Administrator, options shall expire one year after termination of the option holder's employment or directorship with the Company or Affiliate due to death or disability (within the meaning of Section 22(e)(3) of the Code) or thirty days after termination of employment or directorship due to any other reason. For purposes of determining when an option is exercisable, the employment relationship shall be treated as continuing intact while the optionee is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by a state or the U.S. government) if the period of such leave does not exceed 90 days, or, if longer, so long as the optionee's right to re-employment is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and where the optionee's right to re-employment is not guaranteed either by statute or by

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contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         5.5 Options may not be exercised for a fraction of a share. In the Administrator's discretion, the right to exercise options may accrue in installments, which need not be equal, at a rate which shall be set forth in the option agreement, but the right to exercise must accrue at the rate of at least 20% per year over five years. The number of shares eligible for exercise will be rounded down to the next whole number of shares. To the extent not exercised, option installments shall accumulate and be exercisable, in whole or in part, at any time after the date upon which they first accrue, but not later than the date the option by its terms expires.

         5.6 No option granted under the Plan shall be transferable other than by will or living trust or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code. Options shall be exercisable during the lifetime of the optionee only by the optionee.

         5.7 The Administrator may provide in any option agreement that the option may be exercised for a period following termination of employment or directorship longer than that specified in Section 5.4, including termination due to death or disability, to the extent of the number of shares for which the option is exercisable immediately prior to the termination of employment or directorship.

         5.8 The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options and, to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of stock but having a purchase price per share not less than the fair market value on the new grant date, subject to Section 6.3.

         5.9 No option granted hereunder may, unless otherwise specifically provided in the option agreement, be exercised to the extent such exercise would cause the Company (or an Affiliate) to lose the benefit of any tax deduction by virtue of Section 162(m) of the Code (which applies to compensation in excess of $1 million paid to certain employees of publicly-held corporations) or any similar provision.

         5.10 Any option granted under the Plan may contain such additional or more restrictive provisions as the Administrator shall deem advisable, consistent with the Plan.

         5.11 An individual shall acquire no rights as an optionee as contemplated by or pursuant to the Plan unless and until a written option agreement is executed by the Company and such individual. No person shall have any rights as a shareholder with respect to any shares covered by an option granted pursuant to the Plan until the issuance of a stock certificate to such person.

         5.12 The cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

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         5.13 The Company shall distribute financial statements at least annually to all holders of options or shares of stock issued under the Plan.

    6.   INCENTIVE STOCK OPTIONS

         6.1 The terms and conditions set forth in this Section 6 shall apply to all options granted under the Plan that are intended to be incentive stock options within the meaning of Section 422 of the Code (Incentive Stock Options). Any option the terms of which provide that it will not be treated as an incentive stock option shall not be subject to such terms and conditions.

         6.2 Incentive stock options shall be granted only to employees of the Company or its Affiliates.

         6.3 The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an individual during any Calendar year may not exceed $100,000 (determined as of the time the option with respect to such stock is granted).

         6.4 If any employee to whom an incentive stock option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of shares (determined with application of ownership attribution rules of Section 424(d) of the Code) possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Affiliates, then (i) the option price per share of the stock subject to such incentive stock option shall not be less than 110% of the fair market value of a share of such stock on the date of grant, and (ii) the incentive stock option shall not have a term in excess of five years from the date of grant.

    7.   RESTRICTED STOCK

         7.1 Restricted Stock may be awarded to any employee whom the Committee determines is a key employee.

         7.2 (a) The Committee may from time to time, in its absolute discretion:

                   (i) Select from among the key employees (including employees to whom options have previously been granted and/or shares of Restricted Stock have previously been issued) such of them as in its opinion should be awarded Restricted Stock; and

                   (ii) Determine the purchase price and other terms and conditions applicable to such Restricted Stock, consistent with this Plan.

              (b) The Committee shall establish the purchase price and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased. In all cases, legal consideration shall be required for each issuance of Restricted stock.

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              (c)  Upon the selection of a key employee to be awarded
Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

         7.3 Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the selected key employee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

         7.4 As consideration for the issuance of Restricted Stock, in addition to payment of the purchase price, the selected key employee shall agree, in the written Restricted Stock Agreement, to remain in the employ of the Company or one of its Affiliates for a period of at least one year after the Restricted Stock is issued. Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Stockholder any right to continue in the employ of the Company or any of its Affiliates.

         7.5 Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.8, the Restricted Stockholder shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to vote the shares and to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.6.

         7.6 All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

         7.7 The Committee shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a termination of employment of such person for any reason at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a termination of employment without cause or because of the Restricted Stockholders death or permanent and total disability or normal retirement.

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         7.8  The Secretary of the Company or such other escrow holder as the
Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed; provided, however, that in no event shall the Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to him or her until all restrictions have lapsed or been removed.

         7.9 In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

    8. ADJUSTMENTS UPON CHANGES IN STOCK. If any change is made in the number or kind of securities which are subject to the Plan (through stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Company's stock), the Administrator shall make appropriate and equitable adjustments as to the number and kind of securities subject to outstanding options under the Plan and the exercise price of any shares subject to such outstanding options.

    9.   REGULATORY APPROVAL, REGISTRATION, AND INVESTMENT PURPOSE

         9.1 The implementation of the Plan, the granting of any option or share right hereunder, and the issuance of stock under any share right or upon the exercise of any option shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and share rights granted under it, and the stock issued pursuant to it.

         9.2 The Plan, the shares of stock subject thereto, and the options and share rights granted thereunder may, in the discretion of the Board, be registered under the Securities Act of 1933 as amended or under the securities laws of any state. Unless the stock subject to an option shall have been registered under the Securities Act of 1933, each option granted under the Plan shall be granted on the condition that the optionee agree that purchases of stock thereunder shall be for investment and not with a view to resale or distribution of such stock. As a condition to the issuance of any shares purchased upon the exercise of any option granted pursuant to the Plan which are not registered under such Act, the optionee, his legal representative, executor, administrator, heir or legatee, as the case may be, receiving such shares shall deliver to the Company a writing, in form and substance satisfactory to the Company and its counsel, implementing such agreement.

    10. WITHHOLDING. The Company's obligation to deliver upon the exercise or surrender of any option granted under the Plan shall be subject to the optionee's prior or simultaneous satisfaction of all applicable federal, state, and local income and employment tax withholding requirements arising in connection with the performance of such obligation. If the holder of a non-qualified stock option must satisfy tax withholding obligations in connection with option

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exercise, the Administrator may permit the optionee to satisfy the obligation, in whole or in part, by electing to have a portion of the total value of the shares of stock subject to the nonstatutory option paid in the form of cash in lieu of the issuance of stock. The Administrator may impose conditions on any such election, including such conditions as may be required to satisfy the requirements of Rule 16b-3 under the Exchange Act (or any successor rule).

    11.  ADDITIONAL ADMINISTRATIVE PROVISIONS

         11.1 Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee or Board incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Board, the Company and the Company's officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or Board in good faith shall be final and binding upon all Optionees, Restricted Stockholders, the Company and its Affiliates and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, any Option or any Restricted Stock, and all members of the Committee and Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

         11.2 The Committee may in its discretion delegate to the Chief Executive Officer of the Company or the Secretary of the Company, or both, any or all of the administrative duties and authority of the Committee under this Plan, other than the authority to make grants or awards under this Plan, to determine the price, timing or amount of such grants or awards or to determine any other matter required by Rule 16b-3 under the Exchange Act to be determined in the sole discretion of the disinterested persons.

         11.3 Notwithstanding Section 11.2, the Committee may in its discretion delegate to the Chief Executive Officer of the Company any or all of its authority to make grants or awards under this Plan with respect to any key employee who is not an "Executive Officer" of the Company (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended), subject to any limitations the Committee may impose.

         11.4 No member of the Board or the Committee, or director, officer or employee of the Company or its Affiliates shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act.

         11.5 To the fullest extent permitted by law, each of the members of the Board and the Committee and each of the directors, officers and employees of the Company and any of its Affiliates shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to

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act, in connection with the administration of this Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

    12.  EFFECTIVE DATE, AMENDMENT AND TERMINATION

         12.1 The Plan was effective on September __, 1997. The Plan shall be approved by the Company's shareholders within 12 months of such date. Restricted Stock shall not vest and any option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within such 12-month period. Such shares shall not be counted in determining whether such shareholder approval is obtained.

         12.2 The Board shall have complete and exclusive power and authority to amend or terminate the Plan, and the Administrator may amend or modify outstanding options or share rights issued under the Plan in any or all aspects whatsoever not inconsistent with the terms of the Plan; provided, however, that:

              (a) no amendment or termination shall adversely affect the rights of a holder of options or Restricted Stock with respect to options or Restricted Stock then outstanding unless the holder consents to such amendment or termination;

              (b) the Board shall not, without the approval of the Company's shareholders, amend the Plan to (i) increase the maximum number of shares issuable under the Plan, except for automatic adjustments under Section 4 and for permissible adjustments under Section 8, (ii) materially increase the benefits accruing to participants under the Plan, (iii) modify the eligibility requirements for the grant of options or Restricted Stock under the Plan, or (iv) modify Section 5.1(d) providing for automatic grants of options to Independent Directors.

         12.3 Unless the Plan is sooner terminated in accordance with this
Section 12, no option may be granted under the Plan after the earlier of (a) ten years after the date specified in Section 12.1 or (b) the date on which all shares available for issuance under the Plan have been issued or canceled pursuant to the exercise or surrender of options or Restricted Stock granted hereunder.

    13. PER RECIPIENT LIMIT. Subject to adjustment as provided in Section 8, the aggregate amount of options and other awards granted under the Plan to any one individual shall not exceed such percentage, if any, of the total number of shares, determined pursuant to Section 4 hereof, which are available for options or Restricted Stock awards, as is deemed appropriate by the Administrator.

    14. GOVERNING LAW. The Plan and the option agreements and the Restricted Stock agreements shall be governed by and construed in accordance with the laws of the State of California.

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